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                                EQUITY MANAGERS TRUST
                                DECLARATION OF TRUST

                                     SCHEDULE A

                                    Initial Series
                                    --------------

                      Genesis Portfolio

                      Focus Portfolio

                      Partners Portfolio

                      Manhattan Portfolio

                      Guardian Portfolio


                                  Additional Series
                                  -----------------

                      Socially Responsive Portfolio
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